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                                                                   EXHIBIT 10.14


                                PROMISSORY NOTE



                                                        Dated: December 31, 1998

Principal Amount:  $79,340.45                           State of Colorado


     FOR VALUE RECEIVED, the undersigned hereby jointly and severally promise to pay to the order of Matrix Capital Corporation.

The sum of Seventy-nine Thousand Three Hundred and Forty and 45/100, Dollars ($79,340.45), together with interest thereon at the rate of Prime per annum on the unpaid balance. Said sum shall be paid in the manner following:

     All principal and interest shall be due on December 30, 1999.

     All payment shall be first applied to interest and the balance to principal. This note may be prepaid, at any time, in whole or in part, without penalty. All prepayments shall be applied in reverse order of maturity.

     This note shall at the option of any holder hereof be immediately due and
payable upon the failure to make any payment due hereunder within   N/A   days
of its due date.

     This note at the option of any holder hereof may be extended on an annual basis for increments of one (1) year. The terms and interest rate will remain constant.

     In the event this note shall be in default, and placed with an attorney for collection, then the undersigned agree to pay all reasonable attorney's fees and costs of collection. Payments not made within five (5) days of due date shall be subject to a late charge of 2% of said payment. All payments hereunder shall be made to such address as may from time to time be designed by any holder hereof.

     The undersigned and all other parties to this note, whether as endorsers, guarantors or sureties, agree to remain fully bound hereunder until this note shall be fully paid and waive demand, presentment and protest and all notices thereto and further agree to remain bound, notwithstanding any extension, renewal, modification, waiver, or other indulgence by any holder or upon the discharge or release of any obligor hereunder to this note, or upon the exchange, substitution, or release of any collateral granted as security for this note. No modification or indulgence by any holder hereof shall be binding unless in writing: and any indulgence on any one occasion shall not be an indulgence for any other or future occasion. Any modification or change of terms, hereunder granted by any holder hereof, shall be valid and binding upon each of the undersigned, notwithstanding the acknowledgment of any of the undersigned, and each of the undersigned does hereby irrevocably grant to each of the others a power of attorney to enter into any such modification on their behalf. The rights of any holder hereof shall be cumulative and not necessarily successive. This note shall take effect as sealed instrument and shall be construed, governed and enforced in accordance with the laws of the State first appearing at the head of this note. The undersigned hereby execute this note as principals and not as sureties.

Maker:

               /s/
-----------------------------------
D. Mark Spencer